Exhibit 9

KPMG LLP Chartered Accountants Bay Adelaide Centre 333 Bay Street Suite 4600 Toronto ON M5H 2S5 Canada	Telephone (416) 777-8500 Fax (416) 777-8818 Internet www.kpmg.ca

February 22, 2022
Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:
We previously were the Independent Auditors for Brazil Potash Corp. and, under the date of April 30, 2021, we reported on the consolidated financial statements of Brazil Potash Corp. as of and for the years ended December 31, 2021 and 2020. On November 8, 2021, we resigned as the Independent Auditors. We have read Brazil Potash Corp.’s statements included under Item 4 of its Form 1-U dated February 15, 2022, and we agree with such statements.
Very truly yours,

Chartered Professional Accountants, Licensed Public Accountants

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International, a Swiss cooperative.
KPMG Canada provides services to KPMG LLP.